UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 17, 2009

TC PipeLines, LP
(Exact name of registrant as specified in its charter)

Delaware	000-26091	52-2135448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13710 FNB Parkway Omaha, Nebraska	68154-5200
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(877) 290-2772

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD

Each of the following news releases have been issued on the respective date noted below:

November 17, 2009 – Mark Zimmerman, president of TC PipeLines GP, Inc., the general partner of TC PipeLines, LP (Nasdaq: TCLP) (The Partnership) will be presenting at TransCanada Corporation’s 2009 Investor Day in New York City on Thursday, November 19th and providing an overview of the Partnership’s business outlook.

A copy of the presentation will be archived and available via the Partnership’s Investor Centre at www.tcpipelineslp.com.

November 17, 2009 – TC PipeLines, LP (Nasdaq: TCLP) (The Partnership) will be presenting at the RBC Master Limited Partnership Investor Conference on Friday, November 20, 2009. Mark Zimmerman, president of the general partner, will present an overview of growth opportunities for TC PipeLines, LP and participate in a panel discussion regarding 'Growth Opportunities Within the Interstate Pipelines.'

The presentation will be webcast live, starting at 10 a.m. central standard time (CNT), 9 a.m. mountain standard time (MNT), and available via the Partnership's Investor Centre at www.tcpipelineslp.com.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 7.01 and Exhibits 99.1 and 99.2 hereto are being furnished and are not deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and are not otherwise subject to the liabilities of that section.  Accordingly, the information in this Item 7.01 and Exhibits 99.1 and 99.2 hereto will not be incorporated by reference into any filing made by the Partnership under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	TC PipeLines, LP News Release dated November 17, 2009.

99.2	TC PipeLines, LP News Release dated November 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PipeLines, LP by: TC PipeLines GP, Inc., its general partner
By: /s/ Donald J. DeGrandis Donald J. DeGrandis Secretary

Dated:  November 17, 2009